UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): June 1, 2018

RIDGEWOOD ENERGY A-1 FUND, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53895	01-0921132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14 Philips Parkway, Montvale, New Jersey, 07645
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 942-5550

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised finial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 1, 2018, Ridgewood Energy A-1 Fund, LLC, a Delaware limited liability company (the “Fund”), Rahr Energy Investments LLC, as administrative agent and lender (and any other lender that may become a party thereto, collectively “Lenders”) entered into a third amendment (the “Third Amendment”), effective as of September 1, 2018 (“Third Amendment Effective Date”), to that certain credit agreement, dated as of November 27, 2012 (as amended by the first amendment to credit agreement, dated September 30, 2016, and the second amendment to credit agreement and reaffirmation of waiver, dated September 15, 2017, the “Existing Credit Agreement”, and as amended by the Third Amendment, the “Credit Agreement”).  In addition to the Fund’s execution of the Third Amendment, Ridgewood Energy O Fund, LLC, Ridgewood Energy Q Fund, LLC, Ridgewood Energy S Fund, LLC, Ridgewood Energy T Fund, LLC, Ridgewood Energy V Fund, LLC, Ridgewood Energy W Fund, LLC and Ridgewood Energy B-1 Fund, LLC (each a “Borrower” and collectively, the “Borrowers”) have also executed the Third Amendment. Pursuant to the Credit Agreement, each Borrower has a separate loan commitment from the Lenders and amounts borrowed are not joint and several obligations. Each of the Borrowers’ borrowings is secured solely by its separate interest in the Beta Project. Therefore, the Fund is liable for the repayment of its loan and is not liable to the Lenders to repay any loan made to any other Borrower. The funds available under the Existing Credit Agreement were used by the Fund to pay its working interest ownership share of the drilling, development and completion costs associated with the Beta Project.

The Third Amendment eliminates fixed monthly payments of principal and interest, as defined in the Existing Credit Agreement, and instead requires a monthly payment amount based on a fixed percentage of the Fund’s net revenue derived from the Beta Project. The fixed percentage and interest rate shall be determined based on the Fund’s ratio of outstanding debt to working interest ownership in the Beta Project. The fixed percentage with respect to each Borrower means (a) beginning on the Third Amendment Effective Date up to and including March 31, 2019, the percentage set forth on Schedule 1.01(i) of the Credit Agreement and (b) beginning on April 1, 2019 and each April 1st thereafter, the greater of (i) the percentage set forth on Schedule 1.01(i) as of the Third Amendment Effective Date or (ii) the Fixed Reassessment Percentage, as defined in the Credit Agreement. The Fixed Reassessment Percentage is determined annually, beginning on April 1, 2019 and each April 1st thereafter, and shall be based on the Fund’s ratio of its outstanding debt as of the reassessment date relative to 80% of  third-party reserve engineers’ proved plus probable future undiscounted cash flows attributable to the Beta Project through the maturity of the loan.  The loan shall bear an interest at a rate equal to the percentages set forth on Schedule 3.02 of the Credit Agreement.

In addition, the Third Amendment extends the loan maturity date from December 31, 2020 to December 31, 2022. Finally, the Third Amendment eliminates the concept of the three-tiered overriding royalty interest (ORRI) percentages based on production milestones.  The Third Amendment fixes the Fund’s ORRI assigned to the Lenders at 10.81%, the second tier percentage level set forth in the Existing Credit Agreement.

The foregoing descriptions are qualified in their entirety by reference to the Third Amendment and the Credit Agreement attached thereto as Exhibit A, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

10.4
Third Amendment to Credit Agreement dated June 1, 2018 by and among Ridgewood Energy O Fund, LLC, Ridgewood Energy Q Fund, LLC, Ridgewood Energy S Fund, LLC, Ridgewood Energy T Fund, LLC, Ridgewood Energy V Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy B-1 Fund, LLC, Rahr Energy Investments LLC, as Administrative Agent, and certain Lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ENERGY A-1 FUND, LLC

DATE: June 7, 2018	By:	/s/ Kathleen P. McSherry
Kathleen P. McSherry Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.4
Third Amendment to Credit Agreement dated June 1, 2018 by and among Ridgewood Energy O Fund, LLC, Ridgewood Energy Q Fund, LLC, Ridgewood Energy S Fund, LLC, Ridgewood Energy T Fund, LLC, Ridgewood Energy V Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy B-1 Fund, LLC, Rahr Energy Investments LLC, as Administrative Agent, and certain Lenders party thereto